Exhibit 10.1

DIVESTITURE AGREEMENT

dated as of July 20, 2021

between

RBL Capital Group, LLC

AND

Net Element, Inc.

DIVESTITURE AGREEMENT

This Divestiture Agreement (the “Agreement”), effective as of July 20, 2021 (the Effective Date), is made by and between Net Element, Inc., a Delaware corporation (“Borrower” or “NETE”)) and RBL Capital Group, LLC, a New York limited liability company (“Lender”).

RECITALS

WHEREAS, Lender and Borrower, through its various wholly owned subsidiaries, are parties to that certain Loan and Security Agreement dated as of June 30, 2014, (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), pursuant to which the Lender has made loans to the Borrower (the “Loan”) subject to the terms and conditions set forth therein and in the other Loan Documents (as defined in the Loan Agreement); and

WHEREAS, to secure the Borrower's Obligations (as defined in the Loan Agreement) to the Lender, the Borrower and the Lender have entered into the Security Documents (as defined in the Loan Agreement), pursuant to which the Borrower has granted the Lender a first-priority security interest in the Collateral (as defined in the Security Agreements);

WHEREAS pursuant to the Security Documents , Lender holds liens on all of the assets of the  Borrower and has previously made accommodations to Borrower, including but not limited to extending the Loan maturity dates and agreeing to accept interest only payments;

WHEREAS Lender has the right to refuse any further extensions and declare a default under the Loan and to exercise its rights to the Borrowers assets;

WHEREAS, Lender, in lieu of any foreclosure or other remedies available to them and with NETE’s consent, is willing to forgive all of NETE and its subsidiary or affiliated entities debt to Lender in return for divestment and transfer by NETE of TOT Group, Inc. (“TOT”), a whole-owned subsidiary of NETE, as a going concern, transferring and assigning to Lender 100% of NETE’s ownership interest in TOT, including all the assets and liabilities thereunder (the “Divestiture”) in consideration for a release from Lender of all of Borrower’s Obligations (as defined in the Loan Agreement).

WHEREAS, NETE, Mullen Acquisition, Inc., a California corporation and a wholly owned subsidiary of Borrower (''Merger Sub'), Mullen Technologies, Inc., a California corporation ("Mullen Technologies"), and Mullen Automotive, Inc., a California corporation and a wholly owned subsidiary of Mullen Technologies, have entered into that certain second amended and restated merger agreement, dated as of July, 2021 (the “Merger Agreement”), pursuant to which, subject to Borrower’s stockholders’ requisite approval and the satisfaction of other closing conditions contained therein, the Merger Sub will merge with and into Mullen Automotive with Mullen Automotive surviving such merger (the "Merger'').

AGREEMENT

NOW, THEREFORE, in consideration of the mutual promises herein contained, the parties hereto, intending to be legally bound, hereby agree as follows:

Article 1. Recitals. The recitals are accepted as true and correct statements of fact.

Divestiture Agreement

Article 2. Definitions. Capitalized terms used in this Agreement and not defined herein shall have the meanings ascribed to them in the Loan Agreement. Except as otherwise expressly provided, the following terms, as used in this Agreement, shall have the meanings ascribed below:

2.1	Certain Definitions.

(a) When used in this Agreement, the following terms will have the meanings assigned to them in this Section 2.1(a) and other defined terms will have the meanings given to them elsewhere in this Agreement:

“Affiliate” means, with respect to a Person, any other Person that, directly or indirectly, through one or more intermediaries, Controls, is Controlled by or is under common Control with, such Person. For purposes of this definition, “Control” (including the terms “Controlled by” and “under common Control with”) means possession of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of stock, partnership interests, membership interests or other equity interests, as trustee or executor, by contract or otherwise.

“Common Stock” means the common stock, par value $0.0001 per share, of Borrower.

“Business Day” means a day other than a Saturday, Sunday or other day on which banks located in Miami, Florida are authorized or required by Law to close.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Governmental Entity” means any entity or body exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to United States federal, state or local government or foreign, international, multinational or other government, including any department, commission, board, agency, bureau, official or other regulatory, administrative or judicial authority thereof.

“Law” means any statute, law, ordinance, rule, or regulation of any Governmental Entity.

“Liability” means all indebtedness, obligations and other liabilities and contingencies of a Person, whether absolute, accrued, contingent, fixed or otherwise, or whether due or to become due.

“Lien” means, with respect to any property or asset, any mortgage, lien, pledge, charge, security interest, hypothecation or other encumbrance in respect of such property or asset.

“Notice of Default” notice from Lender to Borrower of the occurrence or any event of default under any of the Loan Agreement.

“Permit” means any authorization, approval, consent, certificate, license, permit or franchise of or from any Governmental Entity of competent jurisdiction or pursuant to any Law.

“Permitted Liens” means (i) Liens for taxes that are not yet due and payable or that may hereafter be paid without material penalty or that are being contested in good faith, (ii) statutory Liens of landlords and workers’, carriers’ and mechanics’ or other like Liens incurred in the ordinary course of business or that are being contested in good faith, (iii) Liens and encroachments which do not materially interfere with the present or proposed use of the properties or assets they affect, (iv) Liens that will be released prior to or as of the Closing and (v) Liens arising under this Agreement.

“Person” means an individual, a corporation, a partnership, a limited liability company, a trust, an unincorporated association, a Governmental Entity or any agency, instrumentality or political subdivision of a Governmental Entity, or any other entity or body.

“Release” means the mutual release in the form of Exhibit A to this Agreement.

“Securities Act” means the Securities Act of 1933, as amended.

“Shareholder Approval” means a requisite affirmative vote at a special meeting of the shareholders of Borrower that is to take place approving the Merger and all other transactions contemplated in the Merger Agreement, including, among other things, the Divestiture contemplated by this Agreement.

Divestiture Agreement

“$” means United States dollars.

(b) For purposes of this Agreement, except as otherwise expressly provided herein or unless the context otherwise requires: (i) the meaning assigned to each term defined herein will be equally applicable to both the singular and the plural forms of such term and vice versa, and words denoting any gender will include all genders as the context requires; (ii) where a word or phrase is defined herein, each of its other grammatical forms will have a corresponding meaning; (iii) the terms “hereof”, “herein”, “hereunder”, “hereby” and “herewith” and words of similar import will, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement; (iv) when a reference is made in this Agreement to an Article. Section, paragraph, Exhibit or Schedule without reference to a document, such reference is to an Article, Section, paragraph, Exhibit or Schedule to this Agreement; (v) a reference to a subsection without further reference to a Section is a reference to such subsection as contained in the same Section in which the reference appears, and this rule will also apply to paragraphs and other subdivisions; (vi) the word “include”, “includes” or “including” when used in this Agreement will be deemed to include the words “without limitation”, unless otherwise specified; (vii) a reference to any party to this Agreement or any other agreement or document will include such party’s predecessors, successors and permitted assigns; (viii) a reference to any Law means such Law as amended, modified, codified, replaced or reenacted as of the date hereof, and all rules and regulations promulgated thereunder as of the date hereof; and (ix) all accounting terms used and not defined herein have the respective meanings given to them under U.S. generally accepted accounting principles.

Article 3. Divestiture

3.1.    Divestiture. Upon the terms and subject to the conditions set forth in this Agreement, Borrower will sell, transfer and deliver to Lender 100% of its ownership interest in TOT as a going concern, including all the income and expenses, assets and Liabilities and benefits and obligations relating thereto (collectively, the “Interest”) and Lender will acquire from Borrower, the Interest in exchange for forgiveness by Lender and its Affiliates of all of NETE and its subsidiary or Affiliated entities debt obligations and Borrower's Obligations to Lender or its Affiliates, whether pursuant to the Loan Agreement or otherwise, and the Release. At the Closing, Borrower shall satisfy all the requirements, such that Lender shall own the Interest in TOT as a going concern.

3.2.    Closing. The consummation of the transaction contemplated hereby (the “Closing”) will take place by the reciprocal delivery of closing documents by electronic mail, regular mail, fax or any other means mutually agreed upon by the parties on a date that is no later than two Business Days immediately following the day on which the Merger occurs (the date on which the Closing actually occurs is referred to as the “Closing Date”).

3.3.    Transactions to be Effected at the Closing. At the Closing, Lender and Borrower will execute and deliver to each other a definitive agreement, which, among other things, will reflect Lender as the sole owner of the Interest, each issued and outstanding common share of TOT (all of which are held by NETE) shall be cancelled without repayment of any capital, will reflect the release of Borrower and its Affiliates from all of Borrower’s and Affiliates obligations under the Loan Agreement, and Lender will execute and deliver to Borrower the Release, and each party will execute and deliver to the other party all other documents, instruments or certificates required to be delivered by such party in connection therewith.

Divestiture Agreement

Article 4. Representations and Warranties of Borrower. Borrower represents and warrants to Lender as follows:

4.1    Organization; Authority and Enforceability. Borrower is a Delaware corporation that is validly existing and in good standing under the laws of the State of Delaware. Borrower has the requisite power and authority to execute and deliver this Agreement, to perform its obligations hereunder and, subject to the Shareholder Approval, to consummate the Divestiture and the other transactions contemplated hereby. The execution, delivery and performance by Borrower of this Agreement have been duly authorized by all necessary action on the part of Borrower and other than Shareholder Approval, no other action is necessary on the part of Borrower to authorize this Agreement or to consummate the Divestiture or the other transactions contemplated hereby. This Agreement has been duly executed and delivered by Borrower and, assuming the due authorization, execution and delivery by each other party hereto, constitutes a legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as limited by (a) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws relating to creditors’ rights generally and (b) general principles of equity, whether such enforceability is considered in a proceeding in equity or at Law.

4.2     Non-Contravention.

(a)    Neither the execution and the delivery of this Agreement nor the consummation of the Divestiture or the other transactions contemplated by this Agreement, will, with or without the giving of notice or the lapse of time or both, (i) to the actual knowledge of Borrower, violate any law applicable to Borrower or (ii) violate any contract or agreement to which Borrower is a party, except in the case of clauses (i) and (ii) to the extent that any such violation would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on TOT.

(b)    The execution and delivery of this Agreement by Borrower does not, require any consent, approval, authorization or Permit of, or filing with or notification to, any Governmental Entity, except for the filings which Borrower will make as part of the Merger which will be made prior to the Closing and following the Closing.

4.3    The Interests.

(a)    Borrower holds of record and owns beneficially all of the Interests.

(b)    Borrower is not party to any contract or agreement obligating Borrower to vote or dispose of any Interests.

4.4     Balance Sheet. A true and correct copy of TOT financials are stated in Borrower’s public quarterly and annual filings.

Divestiture Agreement

4.5    Brokers’ Fees. Borrower does not have any Liability to pay any fees or commissions to any broker, finder or agent with respect to this Agreement, the Divestiture or the transactions contemplated by this Agreement.

Article 5. Representations and Warranties of Lender. Lender represents and warrants to Borrower as follows:

5.1    Organization; Authority and Enforceability. Lender is a corporation that is validly existing and in good standing under the laws of the State of New York. Lender has the requisite power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Divestiture and the other transactions contemplated hereby. The execution, delivery and performance by Lender of this Agreement and the consummation by Lender of the Divestiture and the other transactions contemplated hereby have been duly authorized by all necessary action on the part of Lender and no other action is necessary on the part of Lender to authorize this Agreement or to consummate the Divestiture or the other transactions contemplated hereby. This Agreement has been duly executed and delivered by Lender and, assuming the due authorization, execution and delivery by each other party hereto, constitutes a legal, valid and binding obligation of Lender, enforceable against Lender in accordance with its terms, except as limited by (a) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws relating to creditors’ rights generally and (b) general principles of equity, whether such enforceability is considered in a proceeding in equity or at Law.

5.2    Non-Contravention.

(a)    Neither the execution and the delivery of this Agreement nor the consummation of the Divestiture or the other transactions contemplated by this Agreement, will, with or without the giving of notice or the lapse of time or both, (i) to the actual knowledge of Lender violate any Law applicable to Lender or (ii) violate any contract or agreement to which Lender is a party, except in the case of clauses (i) and (ii) to the extent that any such violation would not reasonably be expected to have, individually or in the aggregate, a material adverse effect upon Lender and/or Borrower.

(b)    The execution and delivery of this Agreement by Lender does not, and the performance of this Agreement by Lender will not, require any consent, approval, authorization or Permit of, or filing with or notification to, any Governmental Entity.

5.3    Brokers’ Fees. Lender does not have any Liability to pay any fees or commissions to any broker, finder or agent with respect to this Agreement, the Divestiture or the transactions contemplated by this Agreement.

Divestiture Agreement

Article 6 – Covenants

6.1    Consents. Each of Borrower and Lender, respectively, will use their commercially reasonable efforts to obtain any required third-party consents to the Divestiture and the other transactions contemplated by this Agreement in writing.

6.2    Taking of Necessary Action; Further Action. Subject to the terms and conditions of this Agreement, each of Borrower and Lender will take all such reasonable and lawful action as may be necessary or appropriate in order to effectuate the Divestiture in accordance with this Agreement as promptly as practicable.

6.3    Stockholders Meeting; Preparation of Proxy Statement.

(a)    Subject to the terms set forth in this Agreement, Borrower shall take commercially reasonable action necessary to duly call, give notice of, convene and hold a stockholders meeting relating to the approval of the Merger, the Divestiture and such other items as Borrower may seek stockholder approval of (the “Stockholders Meeting”) as soon as reasonably practicable after the date of this Agreement.

6.4    Antitrust. Notwithstanding any other provision in this Agreement to the contrary, nothing in this Agreement shall be required to cause Lender or its subsidiaries or Affiliates to agree to the sale, license, divestiture, hold separate, or other disposition of any assets, businesses, or product lines that would be material to Lender and its subsidiaries, taken as a whole, after giving effect to TOT and its subsidiaries, taken as a whole.

Article 7 – Conditions to Obligations to Close

7.1     Conditions to the Obligation of Parties. The respective obligations of the parties to consummate transactions contemplated hereby are subject to the satisfaction or waiver of the following conditions:

(a)    No temporary, preliminary or permanent restraining order preventing the consummation of the transactions contemplated hereby will be in effect.

(b)    The parties shall have received the authorizations, consents and approvals of, or otherwise notified, the Governmental Entities as necessary to consummate the transactions contemplated hereby.

(c)    The parties shall have received the authorizations, consents and approvals of, third parties necessary to accomplish the transactions contemplated hereby.

(d)    Shareholder Approval shall have been obtained.

(e)    NETE shall have consummated the Merger.

Divestiture Agreement

7.2     Conditions to Obligation of Lender. The obligation of Lender to consummate the transactions contemplated hereunder is subject to the satisfaction or waiver by Lender of the following conditions:

(a)    The representations and warranties of Borrower set forth in this Agreement will be true and correct in all respects as of the date of this Agreement and as of the Closing Date (except to the extent such representations and warranties speak as of another date, in which case such representations and warranties will be true and correct as of such other date), except where the failure of such representations and warranties to be so true and correct does not adversely affect the ability of the Borrower to consummate the Divestiture and the other transactions contemplated by this Agreement.

(b)    Borrower will have performed all of the covenants required to be performed by it under this Agreement at or prior to the Closing, except where the failure to perform does not have, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on TOT or materially adversely affect the ability of Borrower to consummate the Divestiture or perform its other obligations hereunder.

(c)    Lender shall have received the Release duly executed by Borrower.

7.3     Conditions to Obligation of Borrower. The obligation of Borrower to consummate the transactions contemplated hereby is subject to the satisfaction or waiver by Borrower of the following conditions:

(a)    The representations and warranties of Lender set forth in this Agreement will be true and correct in all respects as of the date of this Agreement and as of the Closing Date (except to the extent such representations and warranties speak as of another date, in which case such representations and warranties will be true and correct as of such other date).

(b)    Lender will have performed in all material respects all of the covenants required to be performed by it under this Agreement at or prior to the Closing, except such failures to perform as do not materially adversely affect the ability of Lender to consummate the Divestiture and the other transactions contemplated by this Agreement.

(c)    Shareholder Approval shall have been obtained.

(d)    NETE shall have consummated the Merger.

(e)    Borrower shall have received the Release duly executed by Lender.

Article 8. Termination; Amendment; Waiver

8.1    Termination of Agreement. This Agreement may be terminated as follows:

(a)    by mutual written consent of Borrower and Lender at any time prior to the Closing;

Divestiture Agreement

(b)    by either Borrower or Lender if any Governmental Entity will have issued an order or taken any other action permanently enjoining, restraining or otherwise prohibiting the Merger and/or the transactions contemplated by this Agreement;

(c)    by Lender if Borrower has breached its representations and warranties or any covenant or other agreement to be performed by it in a manner such that the Closing conditions set forth in Section 7.2(a) or 7.2(b) would not be satisfied;

(d)    by Borrower if Lender has breached its representations and warranties or any covenant or other agreement to be performed by it in a manner such that the Closing conditions set forth in Section 7.3(a) or 7.3(b) would not be satisfied; or

(e)    by Lender if (i) all of the conditions set forth in Section 7.1 and Section 7.3 have been satisfied (other than those conditions that by their nature are to be satisfied at the Closing or on the Closing Date provided that such conditions are reasonably capable of being satisfied at the Closing or on the Closing Date), and Borrower fails to consummate the Divestiture on the date the Closing should have occurred pursuant to Section 3.2 and (ii) Lender has irrevocably confirmed in writing that all conditions set forth in Section 7.1 and Section 7.2 have been satisfied or that it is willing to waive all unsatisfied conditions in Section 7.2 and it stands ready, willing and able to consummate the Closing on such date.

(f)    by Borrower if (i) all of the conditions set forth in Section 7.1 and Section 7.2 have been satisfied (other than those conditions that by their nature are to be satisfied at the Closing or on the Closing Date provided that such conditions are reasonably capable of being satisfied at the Closing or on the Closing Date), and Lender fails to consummate the Divestiture on the date the Closing should have occurred pursuant to Section 3.2, and (ii) Borrower has irrevocably confirmed in writing that all conditions set forth in Section 7.1 and Section 7.3 have been satisfied or that they are willing to waive all unsatisfied conditions in Section 7.3 and stand ready, willing and able to consummate the Closing on such date.

(g)    By Borrower of any of the conditions set forth in Section 7.3 have been satisfied.

(h)    By Borrower of the Merger Agreement is terminated for any reason.

8.2    Effect of Termination. In the event of termination of this Agreement by Borrower or by Lender as provided in Section 8.1, this Agreement will forthwith become void and have no effect, without any Liability (other than with respect to any suit for breach of this Agreement) on the part of Lender or Borrower (or any member, partner, stockholder agent, consultant or representative of any such party); provided, that the provisions of Sections 9.1, 9.6, 9.7, 9.8, 9.11, 9.13, and this Section 8.2 will survive any termination hereof pursuant to Section 8.1.

8.3    Amendments. This Agreement may be amended by the parties hereto, by action taken or authorized by, in the case of Borrower, by Borrower’s board of directors and, in the case of Lender, by Lender and its members or managers, as applicable. This Agreement may not be amended except by an instrument in writing signed on behalf of Borrower and Lender.

Divestiture Agreement

8.4    Waiver. At any time prior to the Closing, either party may extend the time for the performance of any of the covenants, obligations or other acts of the other party or (b) waive any inaccuracy of any representations or warranties or compliance with any of the agreements, covenants or conditions of the other party or any conditions to its own obligations. Any agreement on the part of a party to any such extension or waiver will be valid only if such waiver is set forth in an instrument in writing signed on its behalf by its duly authorized officer. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise will not constitute a waiver of such rights. The waiver of any such right with respect to particular facts and other circumstances will not be deemed a waiver with respect to any other facts and circumstances, and each such right will be deemed an ongoing right that may be asserted at any time and from time to time.

Article 9. Miscellaneous

9.1    Press Releases and Public Announcement. Neither Lender on the one hand, nor Borrower on the other, will issue any press release or make any public announcement relating to this Agreement, the Divestiture or the other transactions contemplated by this Agreement without the prior written approval of the other party; provided, however, that Borrower may make regulatory filings referring to this Agreement or attaching a copy hereof as may be required by applicable Law, including, without limitation, filing current reports on Form 8-K, registration statement and proxy statement (as part of the prospectus set forth in such registration statement), quarterly reports on Form 10-Q and annual reports on Form 10-K and related exhibits and press releases referring to the Divestiture and financial reporting and disclosures related to the Divestiture, and filing this Agreement and the Release as exhibits to such Form 8-K, Forms 10-Q, Forms-10-K, Form S-4 and amendments thereto.

9.2    No Third-Party Beneficiaries. This Agreement will not confer any rights or remedies upon any Person other than the parties hereto and their respective successors and permitted assigns.

9.3    Succession and Assignment. This Agreement will be binding upon and inure to the benefit of the parties named herein and their respective successors and permitted assigns. No party hereto may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval, in the case of assignment by Lender, by Borrower, and, in the case of assignment by Borrower, by Lender.

9.4    Construction. The parties have participated jointly in the negotiation and drafting of this Agreement, and, in the event an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties, and no presumption or burden of proof will arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

9.5    Notices. All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally against written receipt or by facsimile transmission or mailed (by registered or certified mail, postage prepaid, return receipt requested) or delivered by reputable overnight courier, fee prepaid, to the parties hereto at the addresses of the parties as specified on the signature pages hereto. Any party may change the address to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the other parties notice in the manner set forth herein.

Divestiture Agreement

9.6    Governing Law. This Agreement will be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to any choice of Law or conflict of Law provision or rule that would cause the application of the laws of any jurisdiction other than the State of New York.

9.7    Consent to Venue. THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT, WHETHER BASED UPON CONTRACT OR TORT, SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND FEDERAL COURTS LOCATED IN THE STATE OF NEW YORK OR, AT THE SOLE OPTION OF RBL, IN ANY OTHER COURT IN WHICH RBL SHALL INITIATE LEGAL OR EQUITABLE PROCEEDINGS AND WHICH HAS SUBJECT MATTER JURISDICTION OVER THE MATTER IN CONTROVERSY. TO THE EXTENT PERMITTED BY APPLICABLE LAW, BORROWER HEREBY CONSENTS TO PERSONAL JURISDICTION IN THE AFOREMENTIONED COURTS AND WAIVES THE RIGHT TO A TRIAL BY JURY AND ANY RIGHT IT MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION.

9.8    Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and will not affect in any way the meaning or interpretation of this Agreement.

9.9    Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future Law (a) such provision will be fully severable, (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom and (d) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms of such illegal, invalid or unenforceable provision as may be possible.

9.10    Expenses. Except as otherwise provided in this Agreement, including Section 5.5 of this Agreement, whether or not the Divestiture is consummated, all Expenses incurred in connection with this Agreement and the transactions contemplated hereby will be paid by the party incurring such Expenses. As used in this Agreement, “Expenses” means the out-of-pocket fees and expenses of the financial advisor, counsel and accountants incurred in connection with this Agreement and the transactions contemplated hereby.

Divestiture Agreement

9.11    Incorporation of Exhibits and Schedules. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

9.12    Limited Recourse. Notwithstanding anything in this Agreement to the contrary, the obligations and Liabilities of the parties hereunder will be without recourse to any stockholder, partner or member of such party or any of such stockholder’s, partner’s or member’s Affiliates (other than such party), or any of their respective representatives or agents (in each case, in their capacity as such).

9.13    Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any provision of this Agreement was not performed in accordance with the terms hereof and that the parties will be entitled to specific performance of the terms hereof in addition to any other remedy at Law or equity.

9.14    Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

9.15    No Survival of Representations and Warranties. The representations and warranties made herein and in any certificate delivered in connection herewith shall expire as of the Closing.

[Remainder of Page Intentionally Left Blank]

Divestiture Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first set forth above.

Net Element, Inc.

By:/s/ Oleg Firer

Name: Oleg Firer

Title:  CEO

Address: 3363 NE 163rd Street, Ste. 606, North Miami Beach, FL 33160-4423

Attention: Chief Executive Officer

RBL Capital Group, LLC

By: /s/ William Healy

Name:  William Healy

Title:

Address: 525 Washington Blvd, 15th Floor, Jersey City, NJ 07310

Attention: President

[Divestiture Agreement Signature Page]

EXHIBIT A

Form of Release

MUTUAL RELEASE

MUTUAL RELEASE, dated ____________________________ (this “Release”), by and between RBL Capital Group, LLC, a New York limited liability company (“Lender”), and Net Element, Inc., a Delaware corporation (“Borrower”), with reference to the following facts (a) Lender and Borrowers are parties to that certain Divestiture Agreement dated as of July 19, 2021 (the “Divestiture Agreement”) and (b) the Divestiture Agreement provides that, concurrently with the Closing (as defined in the Divestiture Agreement) the parties shall enter into and deliver to each other this Release providing for mutual release contained herein. Each of Lender and Borrower are referred to herein as a “Party” and, collectively, as the “Parties.”

AGREEMENT

NOW, THEREFORE, the Parties hereto, in exchange for the mutual promises herein contained, intending to be legally bound, hereby agree as follows:

1.    MUTUAL RELEASE. Each of the Parties, on behalf of themselves, and all persons or entities claiming by, through or under them, and their respective successors and assigns, hereby fully, completely and finally waive, release, remise, acquit, and forever discharge and covenant not to sue the other Party, as well as the other Party’s respective officers, directors, shareholders, partners, trustees, parent companies, sister companies, affiliates, subsidiaries, employers, attorneys, accountants, predecessors, successors, insurers, representatives, and agents with respect to any and all claims, demands, suits, manner of obligation, debt, liability, tort, covenant, contract, or causes of action of any kind whatsoever, at law or in equity, including without limitation, all claims and causes of action arising out of or in any way relating to any dealings between the Parties prior to the date hereof relating to or arising under the Loan Agreement (as defined in the Divestiture Agreement). The Parties warrant and represent that they have not assigned or otherwise transferred any claim or cause of action released by this Release. The Parties acknowledge and agree that these releases are GENERAL RELEASES. The Parties expressly waive and assume the risk of any and all claims for damages which exist as of this date, but which they do not know or suspect to exist, whether through ignorance, oversight, error, negligence, or otherwise, and which, if known, would materially affect its decision to enter into this Release The Parties expressly acknowledge that this waiver of claims includes any claims for any alleged fraud, deception, concealment, misrepresentation or any other misconduct of any kind in procuring this Release. The Parties specifically do not, however, waive or release any claim that may arise for breach of this Release.

2.    NO ADMISSION OF LIABILITY. Neither the payment of any sums nor the execution of this Release shall be construed as an admission of liability or fault by any Party. Any and all liability is expressly denied by both Parties.

3.    AUTHORITY. The Parties represent and warrant that they possess full authority to enter into this Release and to lawfully and effectively release the opposing Party as set forth herein, free of any rights of settlement, approval, subrogation, or other condition or impediment. This undertaking includes specifically, without limitation, the representation and warranty that no third party has now acquired or will acquire rights to present or pursue any claims arising from or based upon the claims that have been released herein.

4.    ENTIRE AGREEMENT. The Parties represent and agree that no promise, inducement, or agreement other than as expressed herein has been made to them and that this Release is fully integrated, supersedes all prior agreements and understandings, and any other agreement between the Parties, and contains the entire agreement between the Parties.

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5.    VOLUNTARY AND INFORMED ASSENT. The Parties represent and agree that they each have read and fully understand this Release, that they are fully competent to enter into and sign this Release, and that they are executing this Release voluntarily, free of any duress or coercion.

6.    COSTS, EXPENSES AND ATTORNEYS’ FEES. Each of the Parties will bear its own costs, expenses, and attorneys’ fees incurred in connection with the transactions and dealings between the Parties prior to the date hereof.

7.    GOVERNING LAW AND JURISDICTION. The laws of the State of New York shall apply to and control any interpretation, construction, performance or enforcement of this Release, without giving effect to any choice of Law or conflict of Law provision or rule that would cause the application of the Laws of any jurisdiction other than the State of New York..

8.     ATTORNEYS’ FEES AND COSTS FOR BREACH. The prevailing party in any action to enforce or interpret this Release is entitled to recover from the other party its reasonable attorneys’ fees.

9.    CONSTRUCTION. This Release shall be construed as if the parties jointly prepared it, and any uncertainty or ambiguity shall not be interpreted against any one party.

10.   MODIFICATION. No oral agreement, statement, promise, undertaking, understanding, arrangement, act or omission of any Party, occurring subsequent to the date hereof may be deemed an amendment or modification of this Release unless reduced to writing and signed by the Parties hereto or their respective successors or assigns.

11.    SEVERABILITY. The Parties agree that if, for any reason, a provision of this Release is held unenforceable by any court of competent jurisdiction, this Release shall be automatically conformed to the law, and otherwise this Release shall continue in full force and effect.

12.    NUMBER. Whenever applicable within this Release, the singular shall include the plural and the plural shall include the singular.

13.    HEADINGS. The headings of paragraphs herein are included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Release.

14.    COUNTERPARTS. This Release may be executed in several counterparts and all counterparts so executed shall constitute one agreement binding on all parties hereto, notwithstanding that all the parties are not signatories to the original or the same counterpart. Facsimile signatures shall be accepted the same as an original signature. A photocopy of this Release may be used in any action brought to enforce or construe this Release.

15.    NO WAIVER. No failure to exercise and no delay in exercising any right, power or remedy under this Release shall impair any right, power or remedy which any Party may have, nor shall any such delay be construed to be a waiver of any such rights, powers or remedies or an acquiescence in any breach or default under this Release, nor shall any waiver of any breach or default of any Party be deemed a waiver of any default or breach subsequently arising.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first set forth above.

Net Element, Inc.

By:

Name:

Title:

Address: 3363 NE 163rd Street, Ste. 606, North Miami Beach, FL 33160-4423

Attention: Chief Executive Officer

RBL Capital Group, LLC

By:

Name:

Title:

Address: 525 Washington Blvd, 15th Floor, Jersey City, NJ 07310

Attention: President

[Signature Page to Mutual Release Agreement]

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